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                                                                       EXHIBIT 5



                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]



August 3, 2000

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

     Re: Opinion re: Legality - Registration of Securities for use with respect to the COMSAT Corporation Non-Employee Directors Stock Plan, COMSAT Corporation 1995 Key Employee Stock Plan, COMSAT Corporation 1993 Stock Option Plan and COMSAT Corporation 1990 Key Employee Stock Plan.

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No.2 to the Registration Statement on Form S-4 on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers up to 4,418,601 shares of Lockheed Martin Corporation ("Lockheed Martin") common stock (the "Common Stock") to be issued under the COMSAT Corporation 1990 Key Employee Stock Plan, the COMSAT Corporation 1993 Stock Option Plan, the COMSAT Corporation 1995 Key Employee Stock Plan and the COMSAT Corporation Non-Employee Directors Stock Plan (collectively, the "Plans"), together with an indeterminate number of rights to be offered or sold in connection with the Plans, all which have been assumed by Lockheed Martin pursuant to the Merger Agreement referenced in the Registration Statement.

     As Vice President and Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based on that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland; and

     (ii) to the extent that the operation of the Plans results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Plans, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ Marian S. Block
                              ----------------------
                              Marian S. Block
                              Vice President and Associate General Counsel
                              Lockheed Martin Corporation

cc: Frank H. Menaker, Jr.